Exhibit 99.2

PDS Biotech Announces New and Broad Versamune® Platform Patent Claims

Granted methods patent for Versamune® platform by the United States Patent and Trademark Office

Florham Park, NJ, November 16, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced that it has been granted U.S. Patent No. 10,828,364 titled “Method for Reducing a Myeloid Derived Suppressor Cell Population With Cationic Lipid Vaccine Compositions” by the United States Patent and Trademark Office (USPTO).

“The award of this patent provides broad protections for our Versamune® platform,” commented Dr. Frank Bedu-Addo, CEO of PDS Biotech. “Today, there are three active mid-stage clinical trials of our lead program, PDS0101 partnered with leaders in immuno-oncology, and we believe that the Versamune® platform may provide improved clinical outcomes for patients.”

The U.S. Patent No. 10,828,364 titled “Method for Reducing a Myeloid Derived Suppressor Cell Population With Cationic Lipid Vaccine Compositions” provides protection for the Versamune® platform including its chemical design and method of use. The patent covers methods for reduction of myeloid derived suppressor cell (MDSC) populations, which are known to suppress immune responses, by administering any positively charged (cationic) lipid combined with therapeutic factors including cytokines and interleukins. The patent also covers the combination of any cationic lipid and therapeutic factor to augment the anti-tumor immune response. The PDS Versamune® patent portfolio also includes broader cationic lipid compositions and methods of activating the immune system. The combination of Versamune® with various antigens forms the basis for PDS Biotech’s broad immuno-oncology pipeline, including its lead candidate PDS0101 for the treatment of advanced human papillomavirus (HPV) related cancers.

A portion of the work leading to this invention was carried out with support from the United States Government provided under the National Cancer Institute CRADA No. 2644. Therefore, the United States Government has certain rights in and to the present invention.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital